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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-91274) pertaining to the Hewitt Associates, Inc. Global Stock and Incentive Compensation Plan of our report dated October 31, 2002 with respect to the combined and consolidated financial statements of Hewitt Associates, Inc. and subsidiaries and its predecessor, included in this Annual Report on Form 10-K for the year ended September 30, 2002.

                                                           /s/ Ernst & Young LLP

Chicago, Illinois
November 22, 2002